Exhibit 99.2

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OF HADRON ENERGY

The following Management’s Discussion and Analysis of Financial Condition and Results of Operations should be read together with, and is based on, our unaudited condensed financial statements as of March 31, 2026 and for the three-month periods ended March 31, 2026 and 2025, appearing elsewhere in this Current Report on Form 8-K. In addition to historical information, some of the information contained in this discussion and analysis or set forth elsewhere in this Current Report, including information with respect to our plans and strategy for our business, future financial performance, expense levels and liquidity sources, includes forward-looking statements that involve risks and uncertainties. You should read the sections entitled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” elsewhere in this Current Report and in the Registration Statement on Form S-4 for a discussion of a variety of important factors that could cause actual results and the timing of events to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis. Unless the context otherwise requires, references in this section to “the Company”, “us”, “our” or “we” refer to Hadron Energy, Inc

Overview

We are a micro modular reactor company utilizing light water reactor technology to generate carbon-free electricity. The Company is a leading innovator in micro modular reactor technology using a versatile, small-scale, cost-effective and rapidly deployable microreactors to the growing electricity demand driven by data centers, artificial intelligence, and industrialization. The Company is developing a standardized, factory-fabricated, 10 megawatt electric pressurized light-water micro modular reactor based on Generation III+ technology. Designed for deployment at most U.S. sites with minimal site-specific requirements, each reactor is designed to meet the power demands of data centers, industrial sites, and remote applications. Scaled commercialization is planned for 2030.

On September 27, 2025, GigCapital7 Corp., a Cayman Islands exempted company (“GigCapital7”), entered into a Business Combination Agreement (the “Business Combination Agreement”), dated as of September 27, 2025, by and among GigCapital7, MMR Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of GigCapital7 (“Merger Sub”), and the Company. Pursuant to the Business Combination Agreement, Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation (such transactions, together with the Merger, the “Business Combination”). On December 12, 2025, the parties entered into a first amendment to the Business Combination Agreement (the “First Amendment”), pursuant to which the parties expanded the size of the post-Closing Board of Directors to eight (8) members. On April 16, 2026, the parties entered into a second amendment to the Business Combination Agreement (the “Second Amendment”), pursuant to which the parties amend the Business Combination Agreement to (a) adjust the valuation of the Company and (b) extend the Outside Date. On May 7, 2026, the Company and the shareholders of GigCapital7 approved the business combination contemplated by the Business Combination Agreement, and as amended. The business combination will be accounted for as a reverse recapitalization. The Company has continued to incur transaction-related professional services costs in connection with the contemplated Business Combination, certain of which have been deferred and are reflected on our condensed balance sheet as deferred transaction costs. On May 22, 2026, the Business Combination was consummated. Net proceeds to be received by the Company upon consummation of the Business Combination, after giving effect to 16,834,491 shares tendered for redemption, are approximately $33.9 million. Additionally, a forward stock purchase agreement was entered into for a purchase amount of $5.9 million paid at closing from the cash released from the GigCapital7 trust account.

Upon consummation of the Business Combination, all outstanding historical Hadron Energy equity interests, including common shares, SAFEs, and stock awards, were converted or exchanged into shares of, or rights to acquire shares of, Class A or Class B common stock in the combined company in accordance with the terms of the Business Combination Agreement and the applicable Exchange Ratio.

Key Factors Affecting Our Prospects and Future Results

We believe that our performance and future success depend on a number of factors that present significant opportunities for us but also pose risks and challenges, including competition from carbon-based and other non-carbon-based energy generators, the risk of perceived safety issues and their consequences for our reputation and the other factors discussed under the section titled “Risk Factors” in our Registration Statement on Form S-4, as amended. We believe that the following factors are key to our success: commencing and expanding commercial launch operations, funding our operations, maintaining and protecting our intellectual property portfolio, obtaining regulatory approvals, and adding operational and financial personnel to support our development efforts and planned future commercialization.

Impact of Macroeconomic Conditions

Our business is subject to various trends, events or uncertainties that are reasonably likely to cause our reported financial information not to be necessarily indicative of future operating results or of future financial condition. The macroeconomic environment both in the United States and globally has the potential to impact our business and financial performance. More specifically, factors such as trade agreements, tariffs, interest rates, inflation, tax law, labor trends, supply chain disruptions, fiscal policy and recession risks could impact the cost to construct and operate our factory, and even impact the future profitability of our operations.

Supply chain vulnerabilities represent a critical area of macro-economic risk for our business. Global disruptions from geopolitical tensions, natural disasters, or public health crises, can severely impact the availability and cost of essential components for energy infrastructure. These disruptions can lead to extended lead times for specialized equipment, shortages of critical materials, and unexpected cost escalations that complicate project planning and execution. Our reliance on supply networks for turbine components, electrical systems, and construction materials creates exposure to these global supply chain risks.

Inflation remains a significant concern, particularly as it affects construction materials, specialized equipment, and labor costs throughout our project development cycle. These inflationary pressures can erode project margins and complicate long-term capital planning efforts. Economic growth and recession cycles directly correlate with energy demand across industrial, commercial, and residential sectors. During economic downturns, we will experience reduced consumption patterns, while periods of growth drive increased energy needs, affecting our revenue projections and expansion strategies.

Demand for energy in the United States is currently being driven by the explosive growth in the data center industry, particularly as artificial intelligence (AI) deployment, cloud computing adoption, digital transformation initiatives accelerate across sectors, and industrialization. Should power demand growth in the market slow, customer demand for our baseload low-carbon power could be negatively impacted.

Key Components of Our Results of Operations

General and administrative

General and administrative (“G&A”) expenses consist primarily of personnel-related expenses for executives, human resources, finance and other G&A employees, including salary, professional services costs and facility and overhead costs. We anticipate that our G&A expenses will increase in the future in connection with one-time costs of becoming a public company as well as ongoing costs of operating as a public company, including expanding headcount and increased fees for directors and outside advisors. We expect to incur significant costs to comply with corporate governance, internal controls, and similar requirements applicable to public companies. Additionally, we expect to incur increased costs associated with establishing sales, marketing and commercialization functions prior to any potential future regulatory approvals or commercialization of our technology.

Research and development

Research and development (“R&D”) expenses consist primarily of internal and external R&D expenses. We focus our R&D activities on technology development and regulatory support for the development of the factory light-water micro modular reactor. Our R&D expenses consist of employee-related expenses, including salaries, benefits, payroll taxes, travel, for personnel in R&D functions; expenses related to technology development; and facilities, overhead, and other expenses. We expect our R&D expenses to increase in the future as we continue to develop our technology. Our R&D activities are a critical component of achieving commercialization of any of our technology development and realizing our business strategy. We remain focused on using our resources to further develop our existing pipeline.

Stock-based compensation

Stock-based compensation expense is measured using a fair value-based method for all equity-based awards, with the cost of awarded equity instruments recognized over the period during which the award vests. Stock-based compensation expense relates primarily to the vesting and cancellation of restricted shares granted to employees pursuant to the Hadron Energy Equity Incentive Plan.

Change in fair value of legal settlement liability

Change in fair value of legal settlement liability represents the periodic remeasurement of a previously accrued estimated legal settlement liability that was originally recorded during the year ended December 31, 2025. Changes in the estimated liability, including subsequent reversals of previously accrued amounts, are recognized within operating expenses in the period in which the estimate is revised.

Change in fair value of Simple Agreements for Future Equity

The change in fair value of Simple Agreements for Future Equity (“SAFEs”) represents the periodic remeasurement of the fair value related to the SAFEs. The Company determined that the SAFEs should be accounted for at fair value as a liability under ASC 480, Distinguishing Liabilities from Equity, as they are potentially settled in a variable number of shares based on future valuation, lack substantive equity characteristics, and are potentially redeemable in cash or other assets under certain conditions. Because they are classified as liabilities, the SAFEs are adjusted to fair value at each reporting date, with changes in fair value recorded in the statement of operations.

Provision for income taxes

We are subject to U.S. federal and state income taxes based on enacted rates, as adjusted for allowable credits, deductions, uncertain tax positions, changes in deferred tax assets and liabilities and changes in tax laws. Provision for income taxes primarily relates to changes in deferred taxes, fully offset by valuation allowances.

Results of Operations

Comparison of the three months ended March 31, 2026 and the three months ended March 31, 2025

The following table summarizes our results of operations:

	Three Months Ended March 31, 2026	Three Months Ended March 31, 2025
Operating expenses
General and administrative	$1,562,910	$148,877
Research and development	442,807	6,322
Stock-based compensation	2,734,113	9,013
Depreciation	1,945	178
Change in fair value of legal settlement liability	(4,689,638)	—

Total operating expenses	52,137	164,390
Loss from operations	(52,137)	(164,390)

Other income (loss)
Change in fair value of Simple Agreements for Future Equity	13,419,233	(55,961)
Total other income (loss)	13,419,233	(55,961)
Income (loss) before income taxes	13,367,096	(220,351)
Provision for income taxes	—	—

Net income (loss) and comprehensive income (loss)	$13,367,096	$(220,351)

General and administrative

G&A expenses were $1,562,910 for the three months ended March 31, 2026 compared to $148,877 for the three months ended March 31, 2025. The increase of $1,414,033 was due primarily to the expansion of personnel-related costs and third-party advisory services.

Research and development

R&D expenses were $442,807 for the three months ended March 31, 2026 compared to $6,322 for the three months ended March 31, 2025. R&D expenses relate to employee-related expenses, including salaries, benefits, payroll taxes, and travel, for personnel in R&D functions; expenses related to technology development; and other expenses. The increase reflects the continued ramp-up of our R&D function, including the addition of personnel performing R&D activities and increased technology development expenditures supporting the design of our pressurized light-water micro modular reactor.

Change in fair value of legal settlement liability

Change in fair value of legal settlement liability was a gain of $4,689,638 for the three months ended March 31, 2026 compared to $0 for the three months ended March 31, 2025, representing the remeasurement during the current quarter of a previously accrued estimated legal settlement liability that was originally recorded during the year ended December 31, 2025.

Stock-based compensation

Stock-based compensation expense was $2,734,113 for the three months ended March 31, 2026 compared to $9,013 for the three months ended March 31, 2025. The increase of $2,725,100 was primarily driven by the recognition of expense related to restricted share grants under the Hadron Energy Equity Incentive Plan, including the modification and commencement of vesting of new grants of 33,500 restricted shares to employees and advisors during the quarter. Stock-based compensation is measured at the estimated fair value of the shares on the grant date and recognized over the requisite service period.

Depreciation

Depreciation expense was $1,945 for the three months ended March 31, 2026 compared to $178 for the three months ended March 31, 2025. The increase reflects depreciation of property and equipment, principally furniture, fixtures and computer equipment, that has been placed in service since inception. There were no purchases of property and equipment during the three months ended March 31, 2026.

Change in fair value of Simple Agreements for Future Equity

Change in fair value of SAFEs was a gain of $13,419,233 for the three months ended March 31, 2026 compared to a loss of $55,961 for the three months ended March 31, 2025, in each case representing the remeasurement of the fair value of the SAFEs at the end of the reporting period.

Provision for income taxes

Provision for income taxes was $0 for the three months ended March 31, 2026 and for the three months ended March 31, 2025, in each case primarily due to changes in deferred tax balances offset by valuation allowances against our deferred tax assets.

Liquidity and Capital Resources

Funding Requirements and Going Concern

We have incurred operating losses since our inception. Although we recognized net income of $13,367,096 for the three months ended March 31, 2026 (compared to a net loss of $220,351 for the three months ended March 31, 2025), our net income for the current quarter was driven primarily by two non-cash and non-recurring items: a $13,419,233 gain on the remeasurement of our SAFE liability and a $4,689,638 remeasurement of a previously accrued estimated legal settlement liability. Excluding these items, we incurred an underlying operating loss for the three months ended March 31, 2026, and we expect to continue to incur operating losses for the foreseeable future. As of March 31, 2026, the Company had cash of $2,129,451 and an accumulated deficit of $59,001,039, and for the three months ended March 31, 2026, negative cash flows from operations of $1,212,790. We are still in the early stages of our development and expect to continue to incur significant expenses, operating losses, and negative operating cash flows for the foreseeable future due to increases in expenses from historical levels because of additional costs and expenses related to the development of our technology and factory and the development of market and strategic relationships with other businesses.

Until such time as we can generate substantial revenue, if ever, we expect to finance our cash needs through a combination of equity and debt financings, or other capital sources, including, if and when consummated, the proceeds available to us in connection with the Business Combination. We plan to continue to fund our losses from operations through cash on hand, as well as through future equity offerings, debt financings, other third-party funding, or potential licensing or collaboration arrangements. To the extent that we raise additional capital through the future sale of equity or debt, the ownership interest of our stockholders will be diluted. The terms of these securities may include liquidation or other preferences that adversely affect the rights of our existing common stockholders. If we raise additional funds through collaboration agreements, marketing agreements, or licensing arrangements, we may have to relinquish valuable rights to our technologies or future revenue streams on terms that may not be favorable to us. If we are unable to raise sufficient funds through equity or debt financings, we may be required to delay, limit, curtail or terminate our technology development or future commercialization efforts or may be forced to cease operations or file for bankruptcy protection. This may have a material adverse effect on our business, operating results and financial condition and our ability to achieve our intended business objectives. Additionally, we may never become profitable, or if we do, may not be able to sustain profitability on a recurring basis. There can be no assurance that additional funds will be available when needed from any source or, if available, will be available on terms that are acceptable to us. Any of these actions could materially harm our business, results of operations and future prospects.

As a result of these conditions, the Company’s ability to continue as a going concern depends on its ability to obtain financial support and additional sources of funds and financing to support the needs of the business, ongoing operations and ultimately to generate profitable operations. As such, we have concluded that there is substantial doubt over our ability to continue as a going concern as conditions and events, considered in the aggregate, indicate that we are currently unable to meet our obligations as they become due and expect to be unable to meet our obligations within one year after the date that the financial statements included in the Current Report on Form 8-K were originally issued. The accompanying condensed financial statements have been prepared on a going concern basis, which contemplates the realization of assets and settlement of liabilities and commitments in the normal course of business. The financial information and financial statements do not include any adjustments or reclassifications of assets and liabilities that might be necessary if we are unable to continue as a going concern.

We will need to raise additional capital to continue operations based on our current business plan, and expectations and assumptions considering current macroeconomic conditions. Our ability to raise additional capital may also be adversely impacted by potential worsening global economic conditions and disruptions to, and volatility in, financial markets in the U.S. and worldwide from geopolitical and macroeconomic events. There can be no assurance that we will be able to secure such additional funding on acceptable terms and conditions, or at all. If we cannot obtain sufficient capital immediately, we will not have sufficient cash flows and liquidity to finance our business operations as currently contemplated and we may need to substantially alter, or possibly even discontinue, our operations. In the event of a bankruptcy proceeding or insolvency, or restructuring of our capital structure, our stockholders could suffer a total loss of their investment.

Simple Agreement for Future Equity

During the three months ended March 31, 2026 and 2025, the Company issued instruments referred to as “simple agreements for future equity” (“SAFEs”) as its primary source of funding. Pursuant the terms of the SAFEs, upon a qualified future equity financing involving preferred shares, the SAFEs will settle into a number of preferred shares equal to the greater of (i) the number of shares of standard preferred stock (“Standard Preferred Stock”) equal to the purchase price divided by the lowest price per share of the Standard Preferred Stock, or (ii) the number of shares of SAFE preferred stock (“SAFE Preferred Stock”) divided by a discounted price to the price investors pay to purchase the standard preferred shares in the financing (with such discounted price calculated by reference to a valuation cap) (“Cap Price”).

The Company determined that the SAFEs should be accounted for at fair value as a liability under ASC 480 Distinguishing Liabilities from Equity, as they are potentially settled in a variable number of shares based on future valuation, lack substantive equity characteristics, and are potentially redeemable in cash or other assets under certain conditions. Because they are classified as liabilities, the SAFEs are adjusted to fair value at each reporting date. The fair value of the Company’s SAFEs were based on significant inputs not observable in the market, which cause the instrument to be classified as a Level 3 measurement within the fair value hierarchy. The SAFEs are valued using the market approach for intangible asset method, which considers among other things, comparable transactions, relevant market multiples, asset characteristics, transaction type, market conditions and qualitative comparable normalization.

We believe these assumptions would be made by a market participant in estimating the valuation of the SAFEs. We assess these assumptions and estimates on an on-going basis as additional data impacting the assumptions and estimates are obtained. There is substantial judgment in selecting the assumptions that we use to determine the fair value of the SAFEs and other companies could use similar market inputs and experience and arrive at different conclusions with respect to those used to calculate fair value. Using alternative assumptions could cause differences in the resulting fair value.

Cash Flows

The following is a summary of cash flows for the three months ended March 31, 2026 and 2025:

	Three Months Ended March 31, 2026	Three Months Ended March 31, 2025
Net cash (used in) provided by:
Operating activities	$(1,212,790)	$(210,611)
Financing activities	1,585,000	307,000

Net increase in cash	372,210	96,389
Cash at beginning of the period	1,757,241	17,276

Cash at end of the period	$2,129,451	$113,665

Net cash used in operating activities

Net cash used in operating activities of $1,212,790 for the three months ended March 31, 2026 was primarily driven by non-cash gains that reduced reported net income to cash, including a $13,419,233 change in the fair value of SAFEs and a $4,689,638 remeasurement of an accrued legal settlement liabilitypartially offset by $2,734,113 of stock-based compensation, $771,931 of net favorable changes in operating assets and liabilities, $20,996 of noncash operating lease expense, and $1,945 of depreciation.

Net cash used in operating activities of $210,611 for the three months ended March 31, 2025 was primarily attributable to a net loss of $220,351 and net unfavorable changes in operating assets and liabilities.

Net cash provided by financing activities

Net cash provided by financing activities of $1,585,000 for the three months ended March 31, 2026 was attributable to proceeds from the issuance of SAFEs.

Net cash provided by financing activities of $307,000 for the three months ended March 31, 2025 was attributable to proceeds from the issuance of SAFEs.

Contractual Obligations and Commitments

We did not have any material commitments or contractual obligations as of March 31, 2026, other than leases under which we lease real estate for office space and a vehicle. These leases have been classified as operating leases.

As disclosed in our Registration Statement on Form S-4, as amended, in February 2025 the Company entered into a vehicle lease through January 2028 with aggregate minimum lease payments of $80,519, and in June 2025 the Company entered into an office lease through June 2026 with aggregate minimum lease payments of $70,270. There were no material new commitments or contractual obligations entered into during the three months ended March 31, 2026.

Contractual payments under the leases as of March 31, 2026 are as follows:

	2026	2027	2028	Total
Vehicle lease	$9,520	$12,694	$1,552	$23,766
Office lease	12,013	—	—	12,013

Total	$21,533	$12,694	$1,552	$35,779

Off-Balance Sheet Arrangements

As of March 31, 2026, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4) of Regulation S-K.

Critical Accounting Policies and Estimates

Our management’s discussion and analysis of our financial condition and results of operations is based on our condensed financial statements, which have been prepared in accordance with generally accepted accounting principles in the United States, or GAAP. The preparation of these financial statements requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported expenses during the reporting periods. We evaluate these estimates and judgments on an ongoing basis. We base our estimates on historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Our actual results may differ from these estimates under different assumptions or conditions. There have been no material changes to our critical accounting policies and estimates from those disclosed in our Registration Statement on Form S-4, as amended. Our most critical accounting policies and estimates continue to relate to (i) the fair value of Simple Agreements for Future Equity, (ii) stock-based compensation, and (iii) accruals for loss contingencies, including for an expected legal settlement.

Recently Issued and Adopted Accounting Pronouncements

We describe the recently issued accounting pronouncements that apply to us in Note 2 to our condensed financial statements included elsewhere in this Current Report on Form 8-K.

Emerging Growth Company Status

The Company is an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”). The JOBS Act provides emerging growth companies with certain exemptions from public company reporting requirements for up to five fiscal years while a company remains an emerging growth company. As part of these exemptions, the Company has reduced disclosure obligations such as for executive compensation, and it is not required to comply with auditor attestation requirements from Section 404(b) of the Sarbanes-Oxley Act of 2002, as amended, regarding its internal control over financial reporting. Additionally, the JOBS Act has allowed the Company the option to delay adoption of new or revised financial accounting standards until private companies are required to comply with new or revised financial accounting standards.

We also qualify as a “smaller reporting company,” as such term is defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. As a smaller reporting company, we may continue to rely on certain reduced disclosure requirements available to smaller reporting companies.

Quantitative and Qualitative Disclosure About Market Risk

As a “smaller reporting company” as defined by Rule 12b-2 of the Exchange Act, and pursuant to Item 305 of Regulation S-K, we are not required to disclose information under this section.